EXHIBIT 99.1

Rocket Companies Announces Preliminary Second Quarter Results

Company Achieves Record Origination Volume and Profitability, Will Host Second Quarter Earnings Call on September 2

DETROIT, August 14, 2020 – Rocket Companies, Inc. (NYSE: RKT) (“Rocket Companies” or the “Company”), a financial technology company consisting of personal finance and consumer service brands including Rocket Mortgage, today announced preliminary and unaudited results for the second quarter ended June 30, 2020 in line with the estimated ranges provided in the Company’s Amended Registration Statement filed July 28, 2020 on Form S-1. Today’s announcement was made in connection with financial disclosures the Company was required to provide to bondholders. The timing of this disclosure was unique to this quarter given the timing of the Company’s initial public offering, and it does not intend to report preliminary results in future quarters. Rocket Companies will issue a complete earnings release in connection with its second quarter earnings call on September 2, 2020.

Second Quarter Highlights:
•	Closed loan origination volume of $72.3 billion increased 40% compared to the first quarter of 2020 and 126% compared to the second quarter of 2019
•	Total net revenue of $5.0 billion increased 269% compared to the first quarter of 2020 and 437% compared to the second quarter of 2019
•	Net rate lock volume was $92.0 billion, an increase of 64% compared to the first quarter of 2020 and 170% compared to the second quarter of 2019
•	Gain on sale margin was 5.19%, up from 3.25% in the first quarter of 2020 and 3.22% in the second quarter of 2019
•	Net income was $3.5 billion compared to net income of $97 million in the first quarter of 2020 and a net loss of $54 million in the second quarter of 2019
•	Adjusted revenue of $5.3 billion increased 152% compared to first quarter 2020 and 300% compared to second quarter 2019
•	Adjusted net income was $2.8 billion, an increase of 335% compared to first quarter 2020 and 995% compared to second quarter 2019
•	Adjusted EBITDA of $3.8 billion grew 317% compared to the first quarter of 2020 and 868% compared to the second quarter of 2019

“I’m incredibly proud to share our record-breaking results for the second quarter of 2020, which reflect the power of our platform and our team members’ unwavering commitment to deliver a great experience for each and every one of our clients,” said Jay Farner, chief executive officer. “The long-term investments we have made in our people and our flexible, scalable technology platform have allowed us to increase our capacity, take advantage of favorable market conditions, and in turn position us to capture additional market share. While I’m excited about our second quarter performance, I also believe our innovative culture will allow us to capitalize on the significant opportunities ahead. I look forward to providing additional details about the quarter and our path forward during Rocket Companies’ first earnings call in a few weeks.”

Preliminary and Unaudited Financial Results for the Three Months Ended June 30, 2020
Total net revenue of $5.0 billion increased $3.7 billion compared to the first quarter of 2020 and $4.1 billion compared to the same period in 2019, due to elevated gain on sale margin and an increase in rate lock volume. Gain on sale margin of 5.19% increased from 3.25% in the first quarter of 2020 and 3.22% in the prior year period as a result of generally favorable market conditions which led to increased demand for mortgages and capacity constraints in the industry. Rate lock volume of $92.0 billion increased $35.9 billion compared to the prior quarter and $57.9 billion compared to second quarter 2019. Gain on sale of loans was $4.8 billion, an increase of $2.9 billion and $3.6 billion, respectively, compared to the first quarter of 2020 and the second quarter of 2019. Net income of $3.5 billion increased $3.4 billion compared to the first quarter of 2020 and $3.5 billion compared to the second quarter of 2019 as a result of revenue growth.

Adjusted revenue was $5.3 billion, an increase of $3.2 billion from the prior quarter and $4.0 billion compared to the same period of 2019, primarily driven by the expansion of gain on sale margin and an increase in rate lock volume. Adjusted net income of $2.8 billion grew $2.2 billion compared to first quarter 2020 and $2.6 billion compared to second quarter 2019, as a result of revenue growth. Adjusted EBITDA was $3.8 billion, up $2.9 billion compared to the previous quarter and $3.4 billion compared to a year ago, due to an increase in revenue.

ROCKET COMPANIES
Closed Loan Origination Volume
(amounts in millions)
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(Unaudited)		(Unaudited)
Closed loan origination volume	$72,324	$31,961	$124,028	$54,280

Operational Highlights
(amounts in millions)
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(Unaudited)		(Unaudited)
Total revenue, net	$5,037	$938	$6,404	$1,569
Net income (loss)	$3,461	$(54)	$3,558	$(353)
Adjusted Revenue (1)	$5,312	$1,329	$7,422	$2,282
Adjusted Net Income (1)	$2,850	$260	$3,505	$282
Adjusted EBITDA (1)	$3,837	$396	$4,756	$477

(1) We define "Adjusted Revenue" as total revenues net of the change in fair value of mortgage servicing rights ("MSRs") due to valuation assumptions. We define "Adjusted Net Income" as tax-effected earnings before stock-based compensation expense and the change in fair value of MSRs due to valuation assumptions, and the tax effects of those adjustments. We define "Adjusted EBITDA" as earnings before interest and amortization expense on non-funding debt, income tax, and depreciation and amortization, net of the change in fair value of MSRs due to valuation assumptions and stock-based compensation expense. We exclude from each of these non-GAAP measures the change in fair value of MSRs due to valuation assumptions as this represents a non-cash non-realized adjustment to our total revenues, reflecting changes in assumptions including discount rates and prepayment speed assumptions, mostly due to changes in market interest rates, which is not indicative of our performance or results of operation. Adjusted EBITDA includes interest expense on funding facilities, which are recorded as a component of 'interest income, net', as these expenses are a direct operating expense driven by loan origination volume. By contrast, interest and amortization expense on non-funding debt is a function of our capital structure and is therefore excluded from Adjusted EBITDA.

For a more specific and thorough discussion on Adjusted Revenue, Adjusted Net Income and Adjusted EBITDA, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures" as disclosed in our Amended Form S-1 dated July 28, 2020.

Note: Non-GAAP reconciliation tables below may not foot due to rounding.
Reconciliation of Adjusted Revenue to Total Revenue, net
(amounts in millions)
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(Unaudited)		(Unaudited)
Total revenue, net	$5,037	$938	$6,404	$1,569
Change in fair value of MSRs due to valuation assumptions (a)	274	391	1, 018	712
Adjusted Revenue	$5,312	$1,329	$7,422	$2,282

(a) Reflects changes in assumptions including discount rates and prepayment speed assumptions, mostly due to changes in market interest rates.

Reconciliation of Adjusted Net Income to Net Income Attributable to Rocket Companies
(amounts in millions)
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(Unaudited)		(Unaudited)
Net income (loss) attributable to Rocket Companies	$3,462	$(54)	$3,559	$(353)
Adjustment to the provision for income tax (a)	(842)	13	(866)	86
Tax effected net income (loss) (a)	2,620	(41)	2,694	(267)
Non-cash stock compensation expense	31	8	60	17
Change in fair value of MSRs due to valuation assumptions (b)	274	391	1,018	712
Tax impact of adjustments (c)	(76)	(98)	(267)	(181)
Adjusted Net Income	$2,850	$260	$3,505	$282

(a) Rocket Companies will be subject to U.S. Federal income taxes, in addition to state, local and Canadian taxes with respect to its allocable share of any net taxable income of RKT Holdings, LLC. The adjustment to the provision for income tax reflects the effective tax rates below, assuming Rocket Companies owns 100% of the non-voting common interest units of RKT Holdings, LLC.

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(Unaudited)		(Unaudited)
Statutory U.S. Federal Income Tax Rate	21.00%	21.00%	21.00%	21.00%
Canadian taxes	0.01%	0.01%	0.01%	0.01%
State and Local Income Taxes (net of federal benefit)	3.76%	3.76%	3.76%	3.76%
Effective Income Tax Rate	24.77%	24.77%	24.77%	24.77%

(b) Reflects changes in assumptions including discount rates and prepayment speed assumptions, mostly due to changes in market interest rates.
(c) Tax impact of adjustments gives effect to the income tax related to non-cash stock compensation expense and change in fair value of MSRs due to valuation assumptions at the above described effective tax rates for each year.

Reconciliation of Adjusted EBITDA to Net Income
(amounts in millions)
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(Unaudited)		(Unaudited)
Net income (loss)	$3,461	$(54)	$3,558	$(353)
Interest and amortization expense on non-funding debt	33	33	66	66
Income tax (benefit) provision	21	-	21	(1)
Depreciation and amortization	16	18	32	36
Non-cash stock compensation expense	31	8	60	17
Change in fair value of MSRs due to valuation assumptions (net of hedges) (a)	274	391	1,018	712
Adjusted EBITDA	$3,837	$396	$4,756	$477

(a) Reflects changes in assumptions including discount rates and prepayment speed assumptions, mostly due to changes in market interest rates.

Select Rocket Companies Balance Sheet Metrics

(amounts in millions)	June 30, 2020	December 31, 2019
	(Unaudited)
Cash and cash equivalents	$1,724	$1,351
Mortgage servicing rights (MSRs), at fair value	$2,289	$2,875
Funding facilities	$15,686	$12,042
Other financing facilities and debt	$2,637	$2,595
Equity	$5,536	$3,503

Second Quarter Earnings Call
Rocket Companies will host a live conference call at 4:30 p.m. ET on September 2, 2020 to discuss the company’s second quarter earnings results for the quarter ended June 30, 2020. The conference call can be accessed by registering online at www.directeventreg.com/registration/event/2496925. Upon registering, each participant will be provided with call details and a registrant ID. A live webcast of the event will be available online at ir.rocketcompanies.com.

Non-GAAP Financial Measures
To provide investors with information in addition to our results as determined by GAAP, we disclose Adjusted Revenue, Adjusted Net Income, and Adjusted EBITDA as non-GAAP measures which management believes provide useful information to investors. These measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for revenue, net income, or any other operating performance measure calculated in accordance with GAAP, and may not be comparable to a similarly titled measure reported by other companies.

We define "Adjusted Revenue" as total revenues net of the change in fair value of mortgage servicing rights ("MSRs") due to valuation assumptions. We define "Adjusted Net Income" as tax-effected earnings before stock-based compensation expense and the change in fair value of MSRs due to valuation assumptions, and the tax effects of those adjustments. We define "Adjusted EBITDA" as earnings before interest and amortization expense on non-funding debt, income tax, and depreciation and amortization, net of the change in fair value of MSRs due to valuation assumptions (net of hedges) and stock-based compensation expense. We exclude from each of these non-GAAP measures the change in fair value of MSRs due to valuation assumptions (net of hedges) as this represents a non-cash non-realized adjustment to our total revenues, reflecting changes in assumptions including discount rates and prepayment speed assumptions, mostly due to changes in market interest rates, which is not indicative of our performance or results of operation. Adjusted EBITDA includes interest expense on funding facilities, which are recorded as a component of "interest income, net", as these expenses are a direct cost driven by loan origination volume. By contrast, interest and amortization expense on non-funding debt is a function of our capital structure and is therefore excluded from Adjusted EBITDA.

We believe that the presentation of Adjusted Revenue, Adjusted Net Income and Adjusted EBITDA provides useful information to investors regarding our results of operations because each measure assists both investors and management in analyzing and benchmarking the performance and value of our business. Adjusted Revenue, Adjusted Net Income and Adjusted EBITDA provide indicators of performance that are not affected by fluctuations in certain costs or other items. Accordingly, management believes that these measurements are useful for comparing general operating performance from period to period, and management relies on these measures for planning and forecasting of future periods. Additionally, these measures allow management to compare our results with those of other companies that have different financing and capital structures. However, other companies may define Adjusted Revenue, Adjusted Net Income and Adjusted EBITDA differently, and as a result, our measures of Adjusted Revenue, Adjusted Net Income and Adjusted EBITDA may not be directly comparable to those of other companies.

Although we use Adjusted Revenue, Adjusted Net Income and Adjusted EBITDA as financial measures to assess the performance of our business, such use is limited because they do not include certain material costs necessary to operate our business. Additionally, our definitions of each of Adjusted Revenue, Adjusted Net Income and Adjusted EBITDA allows us to add back certain non-cash charges and deduct certain gains that are included in calculating total revenues, net, net income attributable to Rocket Companies or net income (loss). However, these expenses and gains vary greatly, and are difficult to predict. They can represent the effect of long-term strategies as opposed to short-term results. Adjusted Revenue, Adjusted Net Income and Adjusted EBITDA should be considered in addition to, and not as a substitute for, total revenues, net income attributable to Rocket Companies and net income (loss) in accordance with U.S. GAAP as measures of performance. Our presentation of Adjusted Revenue, Adjusted Net Income and Adjusted EBITDA should not be construed as an indication that our future results will be unaffected by unusual or nonrecurring items.

Forward Looking Statements
Some of the statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are generally identified by the use of words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "target," "will," "would" and, in each case, their negative or other various or comparable terminology. These forward-looking statements reflect our views with respect to future events as of the date of this release and are based on our management’s current expectations, estimates, forecasts, projections, assumptions, beliefs and information. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. All such forward-looking statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this document. It is not possible to predict or identify all such risks. These risks include, but are not limited to, the risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the Securities and Exchange Commission. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in other filings. We expressly disclaim any obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

About Rocket Companies
Rocket Companies is a Detroit-based holding company consisting of personal finance and consumer service brands including Rocket Mortgage, Rocket Homes, Rocket Loans, Rocket Auto, Rock Central, Amrock, Core Digital Media, Rock Connections, Lendesk and Edison Financial. Since 1985, Rocket Companies has been obsessed with helping its clients achieve the American dream of home ownership and financial freedom. Rocket Companies offers an industry-leading client experience powered by our simple, fast, and trusted digital solutions. Rocket Companies has 20,000 team members across the United States. Its flagship company, Rocket Mortgage, has been named to Fortune magazine’s list of “100 Best Companies to Work For” for 17 consecutive years.

Investor Relations Contact:
ir@rocketcompanies.com
(313) 373-7990

Media Contacts:

Rocket Companies:
Aaron Emerson
aaronemerson@rockcentraldetroit.com

Aaron Walker
aaronwalker@rockventures.com

Edelman for Rocket Companies:
Rocket@edelman.com

Julia Sahin
(646) 301-2968

Ted McHugh
(201) 341-0211

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